   THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE
          IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462.

    As filed with the Securities and Exchange Commission on September 13, 1994.

                                                           Registration No. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                --------------

                          FIRST SECURITY CORPORATION
          (Exact name of registrant as specified in its charter)
          DELAWARE                                           87-6118148
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)
                        2ND FLOOR, 79 SOUTH MAIN STREET
                          SALT LAKE CITY, UTAH  84111
                                (801) 246-6000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                SCOTT C. ULBRICH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                                    2ND FLOOR
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------
                                   Copies To:
                                   ----------

                                A. ROBERT THORUP
                             RAY, QUINNEY & NEBEKER
                                    7TH FLOOR
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 532-1500
                                 --------------

- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

                                                 CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE REGISTERED                                 OFFERING          AGGREGATE
                                       AMOUNT TO BE REGISTERED   PRICE PER SHARE     OFFERING PRICE    AMOUNT OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $1.25)           2,500,000(1) shares          $ 31.75         $ 79,375,000           $ 27,370.69
- ---------------------------------------------------------------------------------------------------------------------------------

   (1) Determined according to Rule 457(c) on August 22, 1994; plus, in accordance with Rule 416(a), such indeterminate number of shares as may become subject to options or other awards under the First Security Corporation Comprehensive Management Incentive Plan (the "Plan") as a result of the adjustment provisions therein. IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE FIRST SECURITY CORPORATION COMPREHENSIVE MANAGEMENT INCENTIVE PLAN.
   (2) The registration fee for shares of Common Stock issuable upon exercise of awards issued under the Plan was calculated as of September 9, 1994 pursuant to Rule 457, subsections (c) and (h) using the prices at which such options or other awards may be exercised.

      --------------------------------------------------------------------
      --------------------------------------------------------------------
   This Registration Statement consists of______consecutively numbered pages.
             The Exhibit Index is on consecutively numbered page 4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


       THIS REGISTRATION STATEMENT IS FILED FOR THE SOLE PURPOSE OF
INCREASING THE NUMBER OF SHARES AVAILABLE UNDER THE FIRST SECURITY CORPORATION COMPREHENSIVE MANAGEMENT INCENTIVE PLAN ("THE PLAN"). INTERESTS IN AND SHARES AVAILABLE UNDER THE PLAN WERE EARLIER REGISTERED ON FORM S-8 FILED ON APRIL
29, 1988, FILE NUMBER 33-21556.   THE PROSPECTUS INCLUDED WITHIN SAID
REGISTRATION STATEMENT IS HEREBY INCORPORATED BY THIS REFERENCE IN ACCORDANCE WITH INSTRUCTION E. TO FORM S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration
Statement:

           (1) Registrant's report on Form 10-K for its fiscal year ended December 31, 1993;

           (2) Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1994; and

           (3)  Registrant's Proxy Statement dated March 15, 1994.

       In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Counsel for Registrant, Ray Quinney & Nebeker PC, has rendered an opinion to the effect that the shares of Registrant's common stock covered by the Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance. Attorneys at Ray Quinney & Nebeker PC beneficially owned, in the aggregate, less than 3% of the currently issued and outstanding shares of the Registrant's common stock as of the date hereof.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless its directors and officers to the extent that indemnifiable expenses or losses were not caused by the willful, bad faith or grossly negligent conduct of the officer or director. Registrant maintained a policy of director's and officer's liability insurance to fund this obligation.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.  EXHIBITS

       The following Exhibits are filed as a part of this Registration
Statement:

       4.** The First Security Corporation Comprehensive Management Incentive Plan.

       5.      Opinion of Ray Quinney & Nebeker, Professional Corporation.

       23.1    Consent of Deloitte & Touche.

       23.2    Consent of Ray Quinney & Nebeker (included in Exhibit 5).


ITEM 9.  UNDERTAKINGS

       (A)  Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           PROVIDED HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of

           1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

       (B) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
       Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (C) (1) Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

           (2) Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.












                     [This space left blank intentionally.]

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 12th day of September, 1994.

                                      FIRST SECURITY CORPORATION





                                      By: /s/ Morgan J. Evans
                                          ------------------------------------
                                          Morgan J. Evans
                                          President and Chief Operating Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.


Signature                   Title                            Date
- ---------                   -----                            ----


/s/ Spencer F. Eccles
- ------------------------   Chairman and Chief
Spencer F. Eccles          Executive Officer, Director       September 12, 1994



/s/ Morgan J. Evans
- ------------------------   President and Chief
Morgan J. Evans            Operating Officer, Director       September 12, 1994



/s/ Scott C. Ulbrich
- ------------------------   Executive Vice President and
Scott C. Ulbrich           Chief Financial Officer           September 12, 1994
                           (Principal Financial and
                            Accounting Officer)

/s/ James C. Beardall
- ------------------------
James C. Beardall           Director                September 12, 1994


/s/ Rodney H. Brady
- ------------------------
Rodney H. Brady             Director                September 12, 1994


/s/ James E. Bruce
- ------------------------
James E. Bruce              Director                September 12, 1994




/s/ Thomas D. Dee
- ------------------------
Thomas D. Dee II            Director                September 12, 1994


/s/ Dr. David P. Gardner
- ------------------------
Dr. David P. Gardner        Director                September 12, 1994


/s/ Kendall D. Garff
- ------------------------
Kendall D. Garff            Director                September 12, 1994


/s/ U. Edwin Garrison
- ------------------------
U. Edwin Garrison           Director                September 12, 1994


/s/ David B. Haight
- ------------------------
David B. Haight             Director                September 12, 1994


/s/ Jay Dee Harris
- ------------------------
Jay Dee Harris              Director                September 12, 1994


/s/ Robert T. Heiner
- ------------------------
Robert T. Heiner            Director                September 12, 1994


/s/ Howard W. Hunter
- ------------------------
Howard W. Hunter            Director                September 12, 1994



/s/ Karen H. Huntsman
- ------------------------
Karen H. Huntsman           Director                September 12, 1994


/s/ G. Frank Joklik
- ------------------------
G. Frank Joklik             Director                September 12, 1994

/s/ B.Z. Kastler
- ------------------------
B. Z. Kastler               Director                September 12, 1994


/s/ Joseph G. Maloof
- ------------------------
Joseph G. Maloof            Director                September 12, 1994


/s/ Scott S. Parker
- ------------------------
Scott S. Parker             Director                September 12, 1994


/s/ Dr. Arthur K. Smith
- ------------------------
Dr. Arthur K. Smith         Director                September 12, 1994


/s/ James L. Sorenson
- ------------------------
James L. Sorenson           Director                September 12, 1994



/s/ Harold J. Steele
- ------------------------
Harold J. Steele            Director                September 12, 1994